SCHEDULE 14A

                                    (RULE 14A-101)
                       INFORMATION REQUIRED IN PROXY STATEMENT
                               SCHEDULE 14A INFORMATION
             Proxy Statement Pursuant to Section 14(A) of the Securities
                       Exchange Act of 1934 (Amendment No.__ )

          Filed by the Registrant                      [X]

          Filed by a Party other than the Registrant   [ ]
          Check the appropriate box:
          [X] Preliminary Proxy Statement    [ ]  Confidential, for Use  of
                                                  the  Commission  Only (as
                                                  permitted  by  Rule  14a-
                                                  6(e)(2))
          [ ] Definitive Proxy Statement
          [ ] Definitive additional materials
          [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                  CONCORD FUND, INC.
                   (Name of Registrant as Specified in Its Charter)

                      (Name of Person(s) Filing Proxy Statement,
                            if other than the Registrant)
          Payment of filing fee (Check the appropriate box):
          [x] No fee required.
          [ ] Fee  computed on  table  below per  Exchange  Act Rules  14a-
              6(i)(4) and 0-11.

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          (4) Proposed maximum aggregate value of transaction:

          (5) Total fee paid:

          [ ] Fee paid previously with preliminary materials:

          [ ] Check box if  any part of  the fee is  offset as provided  by
              Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1) Amount previously paid:













          (2) Form, Schedule or Registration Statement no.:

          (3) Filing Party:

          (4) Date Filed:





























































                                  CONCORD FUND, INC.
                             c/o Shapiro, Weiss & Company
                             60 State Street, 38th Floor
                                   Boston, MA 02109
                                    (617) 371-2500

                                                        September [ ], 1997

          Dear Shareholder:

               The Board of Directors of Concord Fund, Inc. (the "Fund") has unanimously approved the liquidation and dissolution of the Fund pursuant to a Plan of Liquidation and Dissolution for the Fund (the "Plan"). After considering other alternatives, the Board of Directors concluded that the liquidation and dissolution of the Fund pursuant to the Plan is in the best interests of the Fund and its shareholders. The enclosed Notice of a Special Meeting is to inform you of a meeting called to obtain shareholder approval of the Fund's liquidation and dissolution pursuant to the Plan. The enclosed Proxy Statement describes this matter in more detail.

               The Fund currently has approximately $800,000 in net assets. The Board of Directors has concluded that the continued operation of the Fund at this size is not economically feasible for shareholders. Any marketing efforts under current circumstances are unlikely to increase the Fund's size enough to justify the continuance of the Fund's operations. In addition, given the Fund's relatively small amount of assets, the Board of Directors has determined that it is unlikely that the Fund could be sold to, or merged with, another investment company. Therefore, the Board of Directors has approved the liquidation and dissolution of the Fund pursuant to the Plan, subject to shareholder approval.

               I STRONGLY URGE YOU TO APPROVE THE LIQUIDATION AND DISSOLUTION OF THE FUND PURSUANT TO THE PLAN. Subject to your approval, shareholders remaining in the Fund as of the liquidation date will receive one or more cash distributions as described in the Proxy Statement and the Plan. If you do not approve this proposal, the Fund will continue to incur additional expenses which may adversely affect its net asset value.

               After reading the enclosed material, please complete, sign and return the proxy card so that your shares will be represented and so that the Fund can avoid the expense of additional mailings. You may revoke your proxy at any time prior to its use. YOUR VOTE IS EXTREMELY IMPORTANT.

               If you want additional information concerning this proposal, please call Walter Opanasets at (617) 371-2500.

               Thank you for your understanding and your help.













                                             Sincerely,



                                             Gerald I. White, President





























































                                  CONCORD FUND, INC.
                             c/o Shapiro, Weiss & Company
                             60 State Street, 38th Floor
                                   Boston, MA 02109

                      NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                 TO BE HELD [ ], 1997

          Notice is hereby given that a special meeting of the shareholders of Concord Fund, Inc. (the "Fund"), a Massachusetts corporation, will be held on [ ], 1997, at 11:00 a.m., Eastern time, at the offices of Shapiro, Weiss & Company, 60 State Street, 38th Floor, Boston, Massachusetts 02109 (the "Meeting"). The Meeting has been called for the following purposes:

               1. To approve the liquidation and dissolution of the Fund pursuant to the provisions of a Plan of Liquidation and Dissolution approved by the Fund's Board of Directors; and

               2. To transact such other business as may properly come before the Meeting.

               The Fund's shareholders of record at the close of business on September 2, 1997 are entitled to notice of, and to vote at, the Meeting or any adjournment(s) thereof.

          WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE PAID RETURN ENVELOPE ENCLOSED, SO THAT A QUORUM WILL BE PRESENT AT THE MEETING AND A MAXIMUM NUMBER OF SHARES MAY BE VOTED. TO AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM, IT IS MOST IMPORTANT AND IN YOUR INTEREST FOR YOU TO SIGN YOUR PROXY CARD AND RETURN IT PROMPTLY. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

                                        By Order of the Board of Directors



                                        Gerald I. White
                                        President

          The date of this Notice is [date]






















                                  CONCORD FUND, INC.
                             c/o Shapiro, Weiss & Company
                             60 State Street, 38th Floor
                                   Boston, MA 02109

                                   PROXY STATEMENT

                 SPECIAL MEETING OF SHAREHOLDERS TO BE HELD [], 1997

               This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Concord Fund, Inc., a Massachusetts corporation (the "Fund"). Proxies will be voted at a special meeting of the Fund's shareholders ("Shareholders") to be held on [], 1997 at [ ], Eastern time, at the offices of Shapiro, Weiss & Company, 60 State Street, 38th Floor, Boston, Massachusetts 02109, and at any adjournment(s) thereof (the "Meeting").

               This Proxy Statement, accompanied by a Notice of the Special Meeting and a proxy card, was first mailed to Shareholders on or about [date]. The expenses in connection with preparing this Proxy Statement and all solicitations will be borne by the Fund to the extent permitted by applicable law.

               At the Meeting, Shareholders will be asked to approve the liquidation and dissolution of the Fund pursuant to the provisions of the Plan of Liquidation and Dissolution attached hereto as Exhibit B (the "Plan"). The Board of Directors of the Fund approved the Plan by unanimous written consent in lieu of a meeting, subject to Shareholder approval. A majority of the outstanding shares of the Fund (a "quorum") must be present in person or by proxy in order to conduct business at the Meeting. The affirmative vote of Shareholders holding two-thirds of the outstanding shares of the Fund's common stock ("Shares") is required for approval of the liquidation and dissolution of the Fund. The Board of Directors recommends that Shareholders vote "FOR" the Fund's liquidation and dissolution.

               Shareholders of record at the close of business on September 2, 1997 (the "Record Date") are entitled to vote at the Meeting. Each Shareholder is entitled to one vote for each full Share and a proportionate vote for each fractional Share held as of the Record Date. As of the Record date, there were 30,307 Shares outstanding and the Fund's net assets were approximately $791,050. As of that date, the following persons owned beneficially more than 5% of the Fund:

                                     Number of Shares    Percentage of Fund
          Name                       Owned               Outstanding

          Richard O. Berner, Thomas  7,394               24.4%
          R. Berner & Winifred B.
          Parker TR UW The Berner
          Family Trust












               The individuals named as proxies on the enclosed proxy card will vote in accordance with your direction as indicated thereon if your proxy card is received properly executed by you or by your duly appointed agent or attorney-in-fact. If you sign, date and return the proxy card, but give no voting instructions, the duly appointed proxies will vote your shares in favor of the proposal described in this Proxy Statement and they may, in their discretion, vote upon such other matters as may properly come before the Meeting. Any person giving a proxy may revoke it at any time prior to its use by giving written notice of such revocation to the Fund prior to the Meeting, by delivering a subsequently dated proxy to the Fund prior to the Meeting, or by attending and voting at the Meeting in person.

               If a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve the liquidation and dissolution are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. In determining whether to adjourn the Meeting, the following factors may be considered: the nature of the proposal that is the subject of the Meeting, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to shareholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of those Shares represented at the Meeting in person or by proxy. The persons named as proxies will vote for or against an adjournment based on their determination of what is in the best interests of the Shareholders, taking into consideration the factors discussed above. A Shareholder vote may be taken for the Fund on one or more of the proposals in this Proxy Statement prior to any adjournment if sufficient votes have been received for approval.

               If a proxy represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares of the Fund on a particular matter with respect to which the broker or nominee does have discretionary power) or is marked with an abstention (collectively, "abstentions"), the Fund's Shares represented thereby will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business. Abstentions, however, will have the effect of a "no" vote for the purpose of obtaining requisite approval for the proposal described herein and any other proposal that may come before the Meeting.

               Proxies will be solicited primarily by mail. However, proxies may also be solicited by telephone, telegraph, facsimile or personal interview conducted by certain officers or employees of the Fund.

               THE FUND WILL FURNISH, WITHOUT  CHARGE, A COPY OF THE FUND'S












          MOST RECENT ANNUAL REPORT AND THE MOST RECENT SEMI-ANNUAL REPORT SUCCEEDING THE ANNUAL REPORT, IF ANY, TO A SHAREHOLDER UPON WRITTEN REQUEST TO CONCORD FUND, INC., C/O SHAPIRO, WEISS & COMPANY, 60 STATE STREET, 38TH FLOOR, BOSTON, MASSACHUSETTS, 02109 OR BY CALLING WALTER OPANASETS AT (617) 371-2500. [SASE]

                                      PROPOSAL 1

                           PROPOSAL TO LIQUIDATE THE ASSETS
                            AND DISSOLVE THE FUND PURSUANT
                            TO THE PROVISIONS OF THE PLAN
                            OF LIQUIDATION AND DISSOLUTION

          THE LIQUIDATION IN GENERAL

               The  Board of Directors  proposes to liquidate  and dissolve the Fund pursuant to the provisions of the Plan. The Plan provides for (1) the complete liquidation of all of the assets of the Fund; (2) a ratable distribution to Shareholders of the Fund's net assets; (3) the de-registration of the Fund under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and (4) the subsequent dissolution of the Fund as a Massachusetts corporation.

               The Board of  Directors of the Fund has  determined that (i)
          in order to anticipate and meet redemption requests by Shareholders prior to the Meeting, and (ii) to decrease the probability of having to sell portfolio securities at unfavorable prices, the Fund's management ("Management") may begin to liquidate the Fund's assets as it deems appropriate and in the Shareholders' best interests. If the Plan is approved, Management will undertake to liquidate the remainder of the Fund's assets at market prices and on such terms and conditions as Management shall determine to be reasonable and in the best interests of the Fund and its Shareholders. In the event the Plan is not adopted, the Directors will consider what action, if any, should be taken, including whether to continue the indefinite suspension of sales of Fund shares.

          REASONS FOR THE LIQUIDATION

               The Fund is an open-end management investment company organized as a Massachusetts corporation on September 16, 1949. The Fund registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act on October 24, 1949, after which date the Fund first offered Shares.

               The Directors of the Fund considered and unanimously adopted resolutions which, in part, (1) approved the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution presented at the meeting, and (2) called for a Special Meeting of Shareholders to approve the liquidation and dissolution of the Fund pursuant to the Plan. Under Massachusetts law, the liquidation and dissolution of the Fund may be authorized by the affirmative vote of two-thirds of the Shares outstanding and entitled to vote thereon.

               At a meeting held March 20, 1997, Management reported to the Board of Directors that the continued operation of the Fund at its current size was not economically feasible for the
          Shareholders. Management stated that it had reviewed the following possible alternatives for the Fund: (i) continuation of the Fund with increased efforts to sell additional Shares of the Fund thereby increasing the Fund's assets; (ii) the merger or sale of the Fund into a similar investment company; and (iii) a prompt liquidation of the Fund.

               At the March 20, 1997 meeting, Management reported to the Board of Directors that it had considered the viability of each alternative and had concluded that the prompt liquidation and dissolution of the Fund was the only viable alternative consistent with the best interests of the Shareholders at this time. Management was not confident that any marketing efforts under current circumstances would increase the Fund's size sufficiently to continue its operations. Management reported that it found the merger or sale of the Fund into a similar investment company not to be a realistic alternative due to the relatively small amount of assets under management in the Fund and the fact that Management could not assure any potential merging or acquiring fund that the Fund's assets would remain in the Fund.

               Therefore, Management requested the Board of Directors to consider the prompt liquidation and dissolution of the Fund pursuant to the Plan. Based upon Management's presentation and recommendation, the Board of Directors concluded that the liquidation and dissolution of the Fund pursuant to the Plan is in the best interests of the Fund and the Shareholders. Upon the liquidation and dissolution of the Fund, Shareholders may receive a taxable cash distribution. See "Federal Income Tax Consequences" below.

          DESCRIPTION OF THE PLAN

               Under the Plan, on the date on which the Plan is approved by the Fund's Shareholders (the "Effective Date"), the Fund will cease to conduct business except as is required to carry out the terms of the Plan and to accept redemption requests. Thereafter, all securities and other assets held by the Fund not already held in cash or cash equivalents will be converted to cash or cash equivalents. Management will undertake to liquidate the Fund's assets at market prices on such terms and conditions as Management shall determine to be reasonable and in the best interests of the Fund and its Shareholders. In no event will any of the portfolio securities owned by the Fund be sold at a price which is less than the best price available in the public market at the time of sale.













               The Plan further provides that the ratable distribution of the Fund's assets to Shareholders will be made in one or more cash payments. The first distribution of the Fund's assets (the "First Distribution") is expected to consist of cash representing substantially all of the assets of the Fund, less the amount reserved to pay liabilities and expenses of the Fund. Subsequent distributions, if necessary, are anticipated to be made within 90 days after the First Distribution and will consist of cash from any assets remaining after payment of liabilities and expenses, the proceeds of any sale of assets under the Plan not sold prior to the First Distribution and any other miscellaneous income to the Fund.

               At present, the date or dates on which the Fund will pay the liquidation distributions to its Shareholders and on which the Fund will be liquidated are not known to the Fund, but it is anticipated that, if Shareholders adopt the Plan, the liquidation would occur on or prior to October 31, 1997. Each Shareholder will be required to surrender his or her share certificate(s) to the Fund's transfer agent, Chase Mellon Shareholder Services ("Chase Mellon"), at [address] [attention] prior to receiving his or her pro rata liquidating distribution(s). In the event that a Shareholder cannot surrender a share certificate because it has been lost, apparently destroyed or wrongfully taken, the Shareholder must contact [name] at Chase Mellon at (212) 273-8054 to make alternative arrangements. The pro rata distribution represented by any certificate not surrendered eventually will become "presumed abandoned" under the abandoned property law of Massachusetts, and, pursuant to Massachusetts law, will become payable to the Commonwealth of Massachusetts.

          FUND ACTIVITY FOLLOWING THE LIQUIDATION.

               Following liquidation, the Fund intends to file an application with the Commission to de-register as an investment company under the Investment Company Act. The Fund will also file Articles of Dissolution in accordance with applicable provisions of Massachusetts law.

          THE RIGHT OF A SHAREHOLDER TO REDEEM HIS OR HER SHARES OF THE FUND AT ANY TIME HAS NOT BEEN IMPAIRED AND WILL NOT BE IMPAIRED BY THE ADOPTION OF THE PLAN. THEREFORE, A SHAREHOLDER MAY REDEEM SHARES CONSISTENT WITH THE PROVISIONS OF THE INVESTMENT COMPANY ACT WITHOUT THE NECESSITY OF WAITING FOR THE FUND TO TAKE ANY ACTION.

          FEDERAL INCOME TAX CONSEQUENCES

               The Fund will not incur any federal income tax liability as a result of the liquidation.

               For federal income tax purposes, a Shareholder's receipt of the Liquidation Distribution will be a taxable event and, to the extent paid from amounts other than current or accumulated earnings and profits of the Fund, will be treated as a sale of the Shareholder's Shares in exchange for the Liquidation Distribution. Each Shareholder will recognize gain or loss in an amount equal to the difference between the Liquidation Distribution he or she receives and the adjusted tax basis of his or her Shares. Assuming the Shareholder holds his or her Shares as a capital asset, the gain or loss generally will be treated as a capital gain or loss. If the Shares have been held for more than eighteen months, the gain or loss will constitute a long-term capital gain or loss taxable at a maximum 20% rate. If the Shares have been held for more than one year but not more than eighteen months, the gain or loss will consitute a mid-term capital gain or loss taxable at a maximum 28% rate. For shares held one year or less, the gain or loss will constitute a short-term capital gain or loss. To the extent that any portion of the Liquidation Distribution is paid from the Fund's current or accumulated earnings and profits, the distribution will be taxable to Shareholders as an ordinary dividend or, if paid from net capital gains, a capital gain dividend. Shareholders will be notified of their respective shares of ordinary and capital gain dividends for the Fund's final fiscal year in normal tax-reporting fashion; amounts included in income as dividends will increase the Shareholders' adjusted bases in their shares for purposes of computing their gain or loss on the receipt of the Liquidation Distribution.

               The receipt of a Liquidation Distribution by an individual retirement account or annuity ("IRA") that holds shares will not be taxable to the IRA owner for federal income tax purposes.

               If under the terms of the IRA the Liquidation Distribution must be distributed to the IRA owner, however, the distribution would be taxable for federal income tax purposes and, if the owner has not attained age 59 1/2, generally also would be subject to an additional 10% early withdrawal tax. Nonetheless, in such a circumstance a taxable event may be avoided either
          (i) by   transferring  the  IRA  account  balance  before  it  is
          distributed  directly  to  another IRA  custodian  or  trustee or
          (ii) by rolling over the distribution within 60 days of the date of the distribution to another IRA. An IRA may be rolled over only once in any one year period; therefore, a rollover will not be an available alternative if the IRA was rolled over at any time  within  the one  year  period  preceding  the date  of  the distribution. There are many rules governing IRAs and the transfer and rollover of IRA assets. In addition, tax results may vary depending on the status of the IRA owner. Therefore, owners of IRAs that will receive Liquidation Distributions should consult with their own tax advisers concerning the consequences of the Liquidation Distribution.

               The information above is only a summary of some of the federal income tax consequences generally affecting the Fund and its individual U.S. Shareholders resulting from the liquidation of the Fund. This summary does not address the particular federal income tax consequences applicable to Shareholders other than U.S. individuals nor does it address state or local tax consequences. The tax consequences of the liquidation may affect Shareholders differently depending upon their particular tax situations, and, accordingly, this summary is not a substitute for careful tax planning on an individual basis.

          SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISERS TO DETERMINE THE FEDERAL, STATE, AND OTHER INCOME TAX CONSEQUENCES OF RECEIVING THE LIQUIDATION DISTRIBUTION WITH RESPECT TO THEIR PARTICULAR TAX CIRCUMSTANCES.

          CONCLUSION

               THE DIRECTORS RECOMMEND VOTING FOR THE PROPOSAL TO LIQUIDATE AND DISSOLVE THE FUND PURSUANT TO THE TERMS AND CONDITIONS OF THE PLAN AS DESCRIBED ABOVE. IN THE EVENT THE PLAN IS NOT ADOPTED, THE DIRECTORS WILL CONSIDER WHAT ACTION, IF ANY, SHOULD BE TAKEN.

                                ADDITIONAL INFORMATION

               On August 27, 1997, the staff of the Commission notified the Fund that it is conducting an informal inquiry regarding the Fund to determine whether violations of the federal securities laws have occurred. The staff advised that this inquiry should not be construed as an indication by the Commission or its staff that any violations of the law have occurred, nor as an adverse reflection
          on  any person  entity  or  security.   In  connection with  this
          inquiry, the
          Commission has requested certain information from the Fund. The Fund intends to voluntarily cooperate in this matter.

                                    OTHER BUSINESS

               Management knows of no other business to be presented at the Meeting other than the proposal set forth in this Proxy Statement. If any other business properly comes before the Meeting, the proxies will exercise their best judgment in deciding how to vote on such matters.

                                SHAREHOLDER PROPOSALS

               Consistent with the laws of the Commonwealth of Massachusetts, the by-laws of the Fund provide that the Fund must hold annual Shareholder meetings. In the event that the Fund is not liquidated and dissolved, proposals of Shareholders intended to be presented at the next Shareholder meeting must be received by the Fund within a reasonable period of time prior to the mailing of the proxy materials sent in connection with that meeting for inclusion in the proxy statement for that meeting.












          Any such Shareholder proposal should be sent to Concord Fund, Inc., c/o Shapiro, Weiss & Company, 60 State Street 38th Floor, Boston, Massachusetts 02109. The submission by a Shareholder of a proposal for inclusion in a proxy statement does not guarantee that it will be included. Shareholder proposals are subject to certain regulations under federal securities laws.

          FUND MANAGEMENT

               Management serves as the Fund's investment adviser. The Fund's administrator is Shapiro, Weiss & Company, 60 State Street, 38th Floor, Boston, Massachusetts 02109. The Fund's transfer agent is Chase Mellon Shareholder Services 450 West 33rd Street, New York, NY 10001. The Fund's custodian is Jeffries & Company, Inc., 11100 Santa Monica Blvd., 10th Floor, Los Angeles, CA 90025. The Fund does not have an underwriter.

          PLEASE COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED SELF-ADDRESSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE MEETING BY WRITTEN NOTICE TO THE FUND OR BY SUBMITTING A PROXY CARD BEARING A LATER DATE.

          [date]

                                        BY ORDER OF THE  BOARD OF DIRECTORS
          OF
                                        CONCORD FUND, INC.

                                        Gerald I. White, [Assistant Clerk]




































                                  INDEX TO EXHIBITS

          EXHIBIT A Form   of  Proxy   relating  to   Special  Meeting   of
          Shareholders of Concord Fund, Inc.

          EXHIBIT B Plan of Liquidation and Dissolution

          EXHIBIT C Financial Data Schedule


























































                                      EXHIBIT A

                                  CONCORD FUND, INC.
                      SPECIAL MEETING OF SHAREHOLDERS -- [date]

          Please refer to the Proxy Statement for a discussion of these matters. THE UNDERSIGNED HOLDER(S) OF SHARES OF STOCK OF THE CONCORD FUND, INC. HEREBY CONSTITUTES AND APPOINTS GERALD WHITE, WALTER OPANASETS AND DAVID WEISS, OR EITHER OF THEM, THE
          ATTORNEYS AND PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE THE SHARES LISTED BELOW AS DIRECTED, AND HEREBY REVOKES ANY PRIOR PROXIES. To vote, mark an X in blue or black ink on the proxy card below. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CONCORD FUND, INC.
          -----------------------------------------------------------------
          --
                        Detach card at perforation and mail in
                            postage paid envelope provided

          I. Vote on Proposal to approve a liquidation and dissolution of the Concord Fund, Inc. pursuant to the Plan of Liquidation and Dissolution attached to the Proxy Statement as EXHIBIT B.

              FOR                    AGAINST                  ABSTAIN
             [   ]                    [   ]                    [   ]

          In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
          -----------------------------------------------------------------
          --

                        Detach card at perforation and mail in
                            postage paid envelope provided

                                  CONCORD FUND, INC.
                                        PROXY

          THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN
          THE MANNER DIRECTED  HEREIN BY THE UNDERSIGNED.   IF NO DIRECTION
          IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF EACH PROPOSAL.

          Please sign exactly as name appears on this card. When account is joint tenants, all should sign. When signing as administrator, trustee or guardian, please give title. If a corporation or partnership, sign in entity's name and by authorized person.

                                        x____________________________
                                        _____________________________
                                        _____________________________

                                        x____________________________
                                        _____________________________












                                        _____________________________

                                        Dated:_______________________
                                        ____________________, 1997